Exhibit 10.6
SECOND AMENDMENT
           THIS AMENDMENT (the “Amendment”), made as of August 23, 1999 by and between PURCHASE CORPORATE PARK ASSOCIATES, L.P., a New York limited partnership having an office at Two Manhattanville Road, Purchase, New York 10577 (“Landlord”), and INTEGRAMED AMERICA,                      a Delaware corporation formerly known as IVF America, Inc., having an office at One Manhattanville Road, Purchase, New York 10577 (“Tenant”).
W I T N E S S E T H:
          WHEREAS, by Agreement of Lease, dated as of September 27, 1994, and amended January 20, 1995 (as amended the “Lease”), Landlord did demise and let unto Tenant, and Tenant did hire and take from Landlord, a portion of the first floor, (the “Premises”) located at One Manhattanville Road, Purchase, New York (the “Building”), said building being part of a development known as the Centre at Purchase more particularly described in the Lease; and
          WHEREAS, the current term of the Lease will expire on April 14, 2000 and Tenant desires and Landlord is willing to extend the term of the Lease for five (5) additional years to commence on said expiration date, all as more particularly set forth in this Amendment.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant, for themselves, their legal representatives, successors and assigns, hereby agree as follows:
          1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.
          2. Effective as of the date hereof, Article 42 of the Lease is hereby deleted and Tenant shall have no further right to extend the term of the Lease in accordance therewith, notwithstanding anything contained herein.
          3. The term of the Lease is extended for five (5) additional years, to commence on April 15, 2000 (the “Effective Date”), and to expire on April 14, 2005 (the “Expiration Date”). Upon the Expiration Date or such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of the Lease or by law, Tenant shall have no further extension or renewal rights under this Lease and Tenant shall vacate the Premises in accordance with the Lease.

          4. There shall be no fixed annual rent payable for the period of April 15, 2000 through June 14, 2000. Thereafter, Tenant shall pay to Landlord a fixed annual rent of:
          (i) Two Hundred Sixteen Thousand Eighty One and 00/100 Dollars ($216,081) per year for the period commencing June 15, 2000 and ending on April 14, 2003; and
          (ii) Two Hundred Forty Thousand Ninety and 00/100 Dollars ($240,090) per year for the period commencing on April 15, 2003 and ending on the Expiration Date.
          5. Tenant covenants, represents and warrants to Landlord, with respect to the Premises, that (a) Tenant is the sole tenant under the Lease and Tenant has not assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest, nor shall Tenant do any of the foregoing prior to the Expiration Date, except in accordance with the terms of the Lease, (b) there are no persons or entities claiming under Tenant, or who or which may claim under Tenant, any rights with respect to the Premises, nor shall Tenant permit any such claim to arise prior to the Expiration Date, except in accordance with the terms of the Lease, and (c) Tenant has the right, power and authority to execute and deliver this Amendment and to perform Tenant’s obligations hereunder and this Amendment is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof. The foregoing covenants, representations and warranties shall survive the Expiration Date.
          6. This Amendment shall not be binding upon or enforceable against Landlord unless and until Landlord, in its sole discretion, shall have executed and unconditionally delivered to Tenant an executed counterpart of this Amendment.
          7. Except as modified, amended and supplemented by this Amendment, the terms and provisions of the Lease shall continue in full force and effect and are hereby ratified and confirmed.
          8. This Amendment constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.
          9. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, Landlord and Tenant have set their hands as of the day and year first above written.

PURCHASE CORPORATE PARK ASSOCIATES, L.P., Landlord By: PCPA, LLC, its General Partner
By:	/s/ Warren L. Schwerin
	Name:	Warren L. Schwerin
	Title:	Co-Managing Member

INTEGRAMED AMERICA , Tenant
By:	/s/ Gerardo Canet
	Name:	Gerardo Canet
	Title:	President & CEO

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